Exhibit 99.2

[Horace Mann Educators Corporation logo]

Dwayne D. Hallman

Senior Vice President - Finance

Horace Mann Educators

Corporation

(217) 788-5708

www.horacemann.com

HORACE MANN REPORTS RESULTS

FOR FOURTH QUARTER

SPRINGFIELD, Ill., February 6, 2008 — Horace Mann Educators Corporation (NYSE:HMN) today reported net income of $18.0 million (41 cents per share) and $82.8 million ($1.86 per share) for the three and twelve months ended December 31, 2007, respectively, compared to net income of $28.6 million (64 cents per share) and $98.7 million ($2.19 per share) for the same periods in 2006. Included in net income were net realized losses on securities of $5.5 million ($3.6 million after tax, or 8 cents per share) and $3.4 million ($2.2 million after tax, or 5 cents per share) for the fourth quarter and full year 2007, respectively. In 2006, net realized investment gains were $5.6 million ($3.7 million after tax, or 8 cents per share) and $10.9 million ($7.1 million after tax, or 16 cents per share) for the respective three and twelve month periods. All per-share amounts are stated on a diluted basis.

“After a record level of earnings in 2006, Horace Mann closed out the year with another strong quarter, making 2007 the second highest earnings period in the company’s history in terms of net income before realized investment gains and losses,” said Louis G. Lower II, President and Chief Executive Officer. “In our property and casualty segment, the current quarter and full year combined ratios excluding catastrophes and prior years’ reserve development of approximately 91 percent exceeded prior year by about 4 percentage points and were slightly above our expectations, primarily due to increases in property and auto claims frequencies. Catastrophe losses in the quarter were greater than prior year and somewhat higher than expected as a result of losses related to the California wildfires. Favorable prior years’ reserve development continued in the fourth quarter at a level that exceeded prior year. Annuity segment earnings were well ahead of prior year, driven by increased investment spreads and contract charges. Life segment earnings also increased, reflecting growth in investment income and favorable mortality experience. All business segments benefited from our ongoing focus on expense management, which helped mitigate the impact of increased strategic investments in our distribution and technology initiatives.”

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“Our underlying 2007 results support a preliminary estimate of full year 2008 net income before realized investment gains and losses of between $1.70 and $1.90 per share,” said Lower. “This projection anticipates (1) a modest increase in property and casualty combined ratios, pressured by recent, industry-wide claims frequency trends, (2) a moderate decline in annuity and life profit margins, following a year of strong, double-digit earnings growth in 2007 and in anticipation of continued volatility in the financial markets, (3) a reduced level of cost savings in 2008 from postretirement benefit plan changes made in 2006, and (4) the completion of our current $50 million share repurchase authorization in the first quarter of 2008.”

During the fourth quarter of 2007, the company repurchased 1,111,600 shares of its common stock at an aggregate cost of $20.7 million, or an average cost of $18.66 per share. Total shares outstanding on December 31, 2007 and 2006 were 42,240,484 and 43,091,255, respectively.

Segment Earnings

Net income for the property and casualty segment of $16.1 million for the quarter decreased $4.9 million compared to the same period in 2006, with full year income down $13.1 million. The 2007 property and casualty combined ratio was 91.9 percent for both the fourth quarter and twelve months, compared to 85.9 percent and 87.6 percent in the respective prior year periods. Pretax catastrophe costs in the current quarter were $5.9 million compared to $0.6 million incurred in the fourth quarter of 2006. For the full year, pretax catastrophe costs were $23.6 million and $19.8 million for 2007 and 2006, respectively. Favorable prior years’ reserve development totaling $5.2 million was recorded in the current quarter, compared to $2.0 million recorded in the fourth quarter of the prior year. Full year 2007 favorable prior years’ reserve development of $20.0 million was slightly greater than the favorable development recorded in 2006.

Annuity segment net income of $3.9 million for the quarter increased $0.6 million compared to the fourth quarter of 2006, contributing to a full year increase of $4.4 million. The improvements were largely driven by double-digit growth in the interest margin and notable growth in contract charges earned. Compared to the prior year, valuations of deferred policy acquisition costs and value of acquired insurance in force, coupled with the change in the guaranteed minimum death benefit reserve, had a smaller adverse impact in the current periods. Life segment net income of $4.6 million for the current fourth quarter and $17.3 million for the full year increased $1.1 million and $2.8 million compared to the respective periods a year earlier, reflecting growth in investment income and lower mortality costs.

2

Segment Revenues

The company’s total premiums written and contract deposits declined 3 percent in the quarter and increased 1 percent for the full year compared to the same periods in 2006, with both comparisons notably impacted by decreases in annuity rollover deposit receipts in 2007. Property and casualty premiums written were comparable to prior year in the quarter and down less than 1 percent for the year, reflecting a decrease in average auto premium per policy and higher catastrophe reinsurance premiums partially offset by growth in average property premium per policy and a slight increase in total policies in force. The full year comparison also reflects the $8.6 million reduction in premiums due to the 2007 expiration of the National Education Association educator excess professional liability insurance policy.

Annuity new contract deposits decreased 7 percent compared to the three months ended December 31, 2006 and increased 4 percent for the full year. Growth in scheduled, flexible-premium annuity deposit receipts of 10 percent for the quarter and 15 percent for the year were offset by declines in rollover deposits. For the full year, variable annuity deposits increased 8 percent while deposits to fixed accounts were comparable to 2006. Life segment insurance premiums and contract deposits decreased 2 percent and 1 percent compared to the three and twelve months ended December 31, 2006, respectively.

Sales and Distribution

Total new auto sales units were 6 percent lower in the fourth quarter than the prior year and were equal to 2006 for the full year, while the number of career agents declined 7 percent to 790 agents at year end compared to 12 months earlier. “We continue to be very positive about the progress we are making in transitioning to our new Agency Business Model. While early in the game, we’ve seen a meaningful productivity lift from the agents who have completed the agency business school curriculum as they migrate to outside offices, install repeatable sales processes, and select and train licensed support staff,” said Lower. “While average agent auto unit productivity and our total points of distribution have increased, we are reducing non-productive agents who are not likely to make the transition and have continued to reduce our exposure to catastrophes in Florida, both of which have had an adverse impact on auto production and agent count,” Lower noted.

Annuity new business decreased 17 percent and 10 percent for the three and twelve months ended December 31, 2007, compared to the same periods a year earlier. In 2006, annuity sales benefited from increased opportunities for rollover deposits in six states that had initiated programs allowing educators to privatize a portion of their state retirement funds. Annuity sales in 2007 also reflected a decline in fixed indexed annuity partner product sales. “While IRS transition regulations for the 403(b) annuity marketplace reduced new

3

rollover deposits, we are pleased with sales of new scheduled deposit business which increased 9 percent compared to the fourth quarter of 2006 and 5 percent compared to the second half of 2006, enabling accumulated account values to increase 4 percent for the full year,” said Lower.

Realized Investment Gains and Losses

In 2007, pretax realized investment losses were $5.5 million and $3.4 million for the fourth quarter and full year, respectively. In the current quarter, impairment charges totaled $5.9 million pretax, $3.8 million of which was attributable to the company’s one sub-prime residential mortgage-backed security, 2006 vintage, having a fair value of $1.1 million at December 31, 2007. Also at December 31, 2007, the company’s exposure to “Alt-A” mortgage-backed securities was a total fair value of approximately $8.4 million, with an unrealized loss of approximately $0.1 million, of which $4.6 million was acquired in 2003, $0.8 million was acquired in 2004 and $3.0 million was acquired in the fourth quarter of 2007. “While we realized a modest level of investment losses in the fourth quarter and full year, our conservative investment portfolio continues to serve us well in the current financial market environment,” said Lower.

Horace Mann — the largest national multiline insurance company focusing on educators’ financial needs — provides auto and homeowners insurance, retirement annuities, life insurance and other financial solutions. Founded by educators for educators in 1945, the company is headquartered in Springfield, Ill. For more information, visit www.horacemann.com.

Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the company’s Quarterly Report on Form 10-Q for the period ended September 30, 2007 and the company’s past and future filings and reports filed with the Securities and Exchange Commission for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements.

#  #  #

HORACE MANN EDUCATORS CORPORATION

Digest of Earnings and Highlights (Unaudited)

(Dollars in Millions, Except Per Share Data)

	Quarter Ended December 31,			Year Ended December 31,
	2007	2006	% Change	2007	2006	% Change
DIGEST OF EARNINGS
Net income	$18.0	$28.6	-37.1%	$82.8	$98.7	-16.1%

Net income per share:
Basic	$0.42	$0.67	-37.3%	$1.92	$2.29	-16.2%
Diluted (A)	$0.41	$0.64	-35.9%	$1.86	$2.19	-15.1%
Weighted average number of shares and equivalent shares (in millions) (B):
Basic	43.0	43.1	-0.2%	43.1	43.0	0.2%
Diluted (A)	43.9	45.1	-2.7%	44.6	45.8	-2.6%

HIGHLIGHTS

Operations

Insurance premiums written and contract deposits	$239.2	$245.5	-2.6%	$974.7	$969.4	0.5%

Return on equity (C)				12.3%	16.7%	N.M.

Property & Casualty GAAP combined ratio	91.9%	85.9%	N.M.	91.9%	87.6%	N.M.
Effect of catastrophe costs on the Property & Casualty combined ratio	4.3%	0.4%	N.M.	4.4%	3.6%	N.M.

Experienced agents				569	588	-3.2%
Financed agents				221	260	-15.0%
Total agents				790	848	-6.8%

Additional Per Share Information

Dividends paid	$0.105	$0.105	—	$0.42	$0.42	—

Book value (D)				$16.41	$15.25	7.6%

Financial Position

Total assets				$6,259.3	$6,329.7	-1.1%
Short-term debt				—	—	—
Long-term debt				199.5	232.0	-14.0%
Total shareholders’ equity				693.3	657.1	5.5%

N.M. - Not meaningful.

(A)	Effective December 31, 2004, the Company adopted EITF Consensus 04-8, “The Effect of Contingently Convertible Instruments on Diluted Earnings per Share”. Diluted per share information for all periods is presented on a basis consistent with this consensus. Prior to the repurchases in 2006, the Company’s Senior Convertible Notes represented 4.3 million equivalent shares and had annual interest expense of $2.7 million after tax. On May 14, 2007, the Company redeemed all remaining Senior Convertible Notes. For the year ended December 31, 2007, the Senior Convertible Notes represented 0.4 million equivalent shares and had after tax interest expense of $0.3 million.

(B)	In November and December 2007, the Company repurchased 1,111,600 shares of its common stock at an aggregate cost of $20.7 million, or an average cost of $18.66 per share.

(C)	Based on trailing 12-month net income and average quarter-end shareholders’ equity.

(D)	Book value per share excluding the fair value adjustment for investments was $16.47 at December 31, 2007 and $14.99 at December 31, 2006. Ending shares outstanding were 42,240,484 at December 31, 2007 and 43,091,255 at December 31, 2006.

HORACE MANN EDUCATORS CORPORATION

Statements of Operations and Supplemental GAAP Consolidated Data (Unaudited)

(Dollars in Millions)

	Quarter Ended December 31,			Year Ended December 31,
	2007	2006	% Change	2007	2006	% Change
STATEMENTS OF OPERATIONS

Insurance premiums and contract charges earned	$166.3	$166.6	-0.2%	$654.3	$653.9	0.1%
Net investment income	57.5	54.2	6.1%	223.8	209.0	7.1%
Net realized investment gains (losses)	(5.5)	5.6	N.M.	(3.4)	10.9	N.M.
Other income	3.3	3.5	-5.7%	12.3	12.0	2.5%
Total revenues	221.6	229.9	-3.6%	887.0	885.8	0.1%
Benefits, claims and settlement expenses	101.5	95.8	5.9%	408.5	388.7	5.1%
Interest credited	32.2	31.4	2.5%	127.2	122.5	3.8%
Policy acquisition expenses amortized	20.0	19.3	3.6%	75.7	74.0	2.3%
Operating expenses	37.8	37.3	1.3%	139.0	141.1	-1.5%
Amortization of intangible assets	1.4	1.9	-26.3%	5.4	6.1	-11.5%
Interest expense (A)	3.5	3.7	-5.4%	14.1	13.1	7.6%
Total benefits, losses and expenses	196.4	189.4	3.7%	769.9	745.5	3.3%
Income before income taxes	25.2	40.5	-37.8%	117.1	140.3	-16.5%
Income tax expense	7.2	11.9	-39.5%	34.3	41.6	-17.5%

Net income	$18.0	$28.6	-37.1%	$82.8	$98.7	-16.1%

ANALYSIS OF PREMIUMS WRITTEN AND CONTRACT DEPOSITS

Property & Casualty
Automobile and property (voluntary)	$129.5	$129.9	-0.3%	$530.6	$526.6	0.8%
Involuntary and other property & casualty	2.6	2.2	18.2%	4.6	13.2	-65.2%
Total Property & Casualty	132.1	132.1	—	535.2	539.8	-0.9%

Annuity deposits	78.8	84.6	-6.9%	337.1	325.7	3.5%

Life	28.3	28.8	-1.7%	102.4	103.9	-1.4%

Total	$239.2	$245.5	-2.6%	$974.7	$969.4	0.5%

ANALYSIS OF SEGMENT NET INCOME (LOSS)

Property & Casualty	$16.1	$21.0	-23.3%	$61.2	$74.3	-17.6%

Annuity	3.9	3.3	18.2%	17.6	13.2	33.3%

Life	4.6	3.5	31.4%	17.3	14.5	19.3%

Corporate and other (B)	(6.6)	0.8	N.M.	(13.3)	(3.3)	N.M.

Net income	18.0	28.6	-37.1%	82.8	98.7	-16.1%

Catastrophe costs, after tax, included above (C)	(3.8)	(0.4)	850.0%	(15.3)	(12.9)	18.6%

N.M. - Not meaningful.

(A)	The year ended December 31, 2006 included gains of $0.2 million as a result of repurchasing a portion of the 1.425% Senior Convertible Notes due 2032.

(B)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments. See detail for this segment on page 4.

(C)	Includes allocated loss adjustment expenses and catastrophe reinsurance reinstatement premiums. See also page 3.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Quarter Ended December 31,			Year Ended December 31,
	2007	2006	% Change	2007	2006	% Change
PROPERTY & CASUALTY

Premiums written	$132.1	$132.1	—	$535.2	$539.8	-0.9%
Premiums earned	135.9	136.9	-0.7%	535.1	537.7	-0.5%
Net investment income	10.2	9.5	7.4%	38.0	35.3	7.6%
Other income	0.9	1.3	-30.8%	2.9	3.2	-9.4%
Losses and loss adjustment expenses (LAE)	90.1	83.0	8.6%	360.4	340.6	5.8%
Operating expenses (includes policy acquisition expenses amortized)	34.8	34.7	0.3%	130.9	130.8	0.1%
Income before tax	22.1	30.0	-26.3%	84.7	104.8	-19.2%
Net income	16.1	21.0	-23.3%	61.2	74.3	-17.6%

Net investment income, after tax	8.3	7.7	7.8%	31.3	29.3	6.8%

Catastrophe costs, after tax (A)	3.8	0.4	850.0%	15.3	12.9	18.6%
Catastrophe losses and LAE, before tax (B) (C)	5.9	0.6	883.3%	23.6	19.2	22.9%
Reinsurance reinstatement premiums, before tax	—	—	—	—	0.6	-100.0%

Operating statistics:
Loss and loss adjustment expense ratio	66.3%	60.6%	N.M.	67.4%	63.3%	N.M.
Expense ratio	25.6%	25.3%	N.M.	24.5%	24.3%	N.M.
Combined ratio	91.9%	85.9%	N.M.	91.9%	87.6%	N.M.

Effect of catastrophe costs on the combined ratio	4.3%	0.4%	N.M.	4.4%	3.6%	N.M.

Automobile and property detail:
Premiums written (voluntary) (D)	$129.5	$129.9	-0.3%	$530.6	$526.6	0.8%
Automobile	90.7	90.6	0.1%	365.3	368.0	-0.7%
Property	38.8	39.3	-1.3%	165.3	158.6	4.2%

Premiums earned (voluntary) (D)	132.5	132.0	0.4%	525.1	525.0	0.0%
Automobile	91.3	91.7	-0.4%	364.6	368.5	-1.1%
Property	41.2	40.3	2.2%	160.5	156.5	2.6%

Policies in force (voluntary) (in thousands)				801	799	0.3%
Automobile				535	533	0.4%
Property				266	266	—

Policy renewal rate (voluntary)
Automobile (6 months)				91.0%	90.5%	N.M.
Property (12 months)				88.3%	87.4%	N.M.

Voluntary automobile operating statistics:
Loss and loss adjustment expense ratio	70.2%	67.8%	N.M.	69.7%	65.3%	N.M.
Expense ratio	25.3%	25.9%	N.M.	24.5%	24.7%	N.M.
Combined ratio	95.5%	93.7%	N.M.	94.2%	90.0%	N.M.

Effect of catastrophe costs on the combined ratio (C)	0.3%	-0.2%	N.M.	0.5%	0.5%	N.M.

Total property operating statistics:
Loss and loss adjustment expense ratio	58.2%	39.7%	N.M.	60.4%	55.6%	N.M.
Expense ratio	26.7%	24.9%	N.M.	25.2%	24.3%	N.M.
Combined ratio	84.9%	64.6%	N.M.	85.6%	79.9%	N.M.

Effect of catastrophe costs on the combined ratio (C)	12.9%	1.9%	N.M.	13.6%	11.3%	N.M.

Prior years’ reserves favorable (adverse) development, pretax
Voluntary automobile (C)	$5.1	$1.8	183.3%	$12.3	$19.1	-35.6%
Total property (C)	0.1	0.2	-50.0%	7.7	0.1	N.M.
Other property and casualty	—	—	—	—	—	—
Total (C)	5.2	2.0	160.0%	20.0	19.2	4.2%

N.M. - Not meaningful.

(A)	Includes allocated loss adjustment expenses and catastrophe reinsurance reinstatement premiums.

(B)	The three and twelve months ended December 31, 2007 include approximately $3.0 million in losses and LAE associated with certain California wildfires which were not declared catastrophic events by ISO. The three and twelve months ended December 31, 2007 reflect reductions of $0.1 million and $0.4 million, respectively, due to net recoupment from policyholders of assessments previously paid by the Company to the Florida Citizens Property Insurance Corporation (“Florida Citizens”) and the Louisiana Citizens Fair and Coastal Plans (“Louisiana Citizens”). The three and twelve months ended December 31, 2006 reflected reductions of $0.3 million and $2.3 million, respectively, due to recoupment from policyholders of assessments paid by the Company to Florida Citizens and Louisiana Citizens.

(C)	The year ended December 31, 2006 included development of prior years’ reserves for catastrophe losses and LAE in captions related to catastrophe costs as well as captions related to prior years’ reserve development as follows: total property and casualty, unfavorable development of $1.4 million; voluntary automobile, favorable development of $1.5 million; and total property, unfavorable development of $2.9 million.

(D)	Amounts are net of additional ceded premiums to reinstate the Company’s property and casualty catastrophe reinsurance coverage as quantified above.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Quarter Ended December 31,			Year Ended December 31,
	2007	2006	% Change	2007	2006	% Change
ANNUITY

Contract deposits	$78.8	$84.6	-6.9%	$337.1	$325.7	3.5%
Variable	38.7	36.3	6.6%	149.9	138.5	8.2%
Fixed	40.1	48.3	-17.0%	187.2	187.2	—
Contract charges earned	5.4	5.1	5.9%	21.8	19.7	10.7%
Net investment income	32.8	30.8	6.5%	128.9	119.9	7.5%
Net interest margin (without realized investment gains and losses)	10.0	8.5	17.6%	38.9	33.4	16.5%
Other income	1.5	1.3	15.4%	5.7	5.4	5.6%
Mortality loss and other reserve changes	0.7	(0.4)	N.M.	(0.2)	(1.1)	-81.8%
Operating expenses (includes policy acquisition expenses amortized)	10.6	9.0	17.8%	36.2	34.8	4.0%
Amortization of intangible assets	1.1	1.6	-31.3%	4.1	4.7	-12.8%
Income before tax	5.9	3.9	51.3%	25.9	17.9	44.7%
Net income	3.9	3.3	18.2%	17.6	13.2	33.3%
Pretax income increase (decrease) due to valuation of:
Deferred policy acquisition costs	$(1.4)	$(0.3)	366.7%	$(1.2)	$(0.5)	140.0%
Value of acquired insurance in force	(0.1)	(0.6)	-83.3%	(0.2)	(0.7)	-71.4%
Guaranteed minimum death benefit reserve	0.8	—	N.M.	0.7	—	N.M.
Annuity contracts in force (in thousands)				167	165	1.2%
Accumulated value on deposit				$3,714.1	$3,580.1	3.7%
Variable				1,562.2	1,494.6	4.5%
Fixed				2,151.9	2,085.5	3.2%
Annuity accumulated value retention - 12 months
Variable accumulations				90.9%	91.5%	N.M.
Fixed accumulations				91.6%	93.7%	N.M.

LIFE

Premiums and contract deposits	$28.3	$28.8	-1.7%	$102.4	$103.9	-1.4%
Premiums and contract charges earned	25.0	24.6	1.6%	97.4	96.5	0.9%
Net investment income	14.6	13.7	6.6%	57.0	53.4	6.7%
Income before tax	7.0	5.3	32.1%	26.6	22.3	19.3%
Net income	4.6	3.5	31.4%	17.3	14.5	19.3%
Pretax income decrease due to valuation of:
Deferred policy acquisition costs	$(0.2)	$(0.7)	-71.4%	$(0.2)	$(0.6)	-66.7%

Life policies in force (in thousands)				226	232	-2.6%
Life insurance in force				$13,577	$13,400	1.3%
Lapse ratio - 12 months (Ordinary life insurance)				5.8%	5.7%	N.M.

CORPORATE AND OTHER (A)
Components of gain (loss) before tax:
Net realized investment gains (losses)	$(5.5)	$5.6	N.M.	$(3.4)	$10.9	N.M.
Interest expense	(3.5)	(3.7)	-5.4%	(14.1)	(13.1)	7.6%
Other operating expenses, net investment income and other income	(0.8)	(0.6)	33.3%	(2.6)	(2.5)	4.0%
Gain (loss) before tax	(9.8)	1.3	N.M.	(20.1)	(4.7)	327.7%
Net gain (loss)	(6.6)	0.8	N.M.	(13.3)	(3.3)	303.0%

N.M. - Not meaningful.

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Quarter Ended December 31,			Year Ended December 31,
	2007	2006	% Change	2007	2006	% Change
INVESTMENTS

Annuity and Life
Fixed maturities, at fair value (amortized cost 2007, $3,136.8; 2006, $3,056.7)				$3,135.1	$3,068.0	2.2%
Equity securities, at fair value (cost 2007, $55.7; 2006, $10.5)				50.8	11.1	357.7%
Short-term investments				33.5	28.7	16.7%
Short-term investments, securities lending collateral				76.7	299.4	-74.4%
Policy loans and other				102.8	95.7	7.4%

Total Annuity and Life investments				3,398.9	3,502.9	-3.0%

Property & Casualty
Fixed maturities, at fair value (amortized cost 2007, $733.5; 2006, $745.5)				737.9	752.2	-1.9%
Equity securities, at fair value (cost 2007, $38.4; 2006, $8.5)				35.7	9.0	296.7%
Short-term investments				7.7	5.6	37.5%
Short-term investments, securities lending collateral				—	0.3	-100.0%

Total Property & Casualty investments				781.3	767.1	1.9%

Corporate investments				0.1	32.2	-99.7%

Total investments				4,180.3	4,302.2	-2.8%

Net investment income
Before tax	$57.5	$54.2	6.1%	$223.8	$209.0	7.1%
After tax	39.1	36.8	6.2%	152.1	142.3	6.9%

Net realized investment gains (losses) by investment portfolio included in Corporate and Other segment gain (loss)
Property & Casualty	$(0.5)	$1.2	N.M.	$(0.7)	$1.1	N.M.
Annuity	(5.0)	4.0	N.M.	(1.5)	6.9	N.M.
Life	—	0.4	-100.0%	(1.2)	2.9	N.M.
Corporate and Other	—	—	—	—	—	—

Total, before tax	(5.5)	5.6	N.M.	(3.4)	10.9	N.M.
Total, after tax	(3.6)	3.7	N.M.	(2.2)	7.1	N.M.
Per share, diluted	$(0.08)	$0.08	N.M.	$(0.05)	$0.16	N.M.

N.M. - Not meaningful.